Exhibit 10.3



                            Commercial Property Lease

Section 1. Parties: This lease is made between Gary Bader, of 1824 Woodmoor Drive, Suite 204, Monument, Colorado, 80132, as lessor, and Medgrup Corporation., of 1880 Willow Park Way, Suite B, Monument, CO 80132, as lessee.

Section 2. Description of Leased Premises: Lessor leases to lessee and lessee hires from lessor, the space as presently constituted known as Suites 102 & 203, encompassing approximately 3,364 square feet (including 456 square feet of common space) referred to below as the premises, on the 1st & 2nd floors in the building known as The Bader Building, at 1824 Woodmoor Drive, in County of El Paso, State of Colorado, referred to below as the Office Building.

Section 3. Term: The space is leased for a term of three (3) years to commence on June 1, 2000, and to end at 12:00 a.m. on May 31, 2003, or on such earlier date as this lease may terminate as provided below, except that, if any such date falls on a Sunday or a holiday, then this lease shall end at 12:00 a.m. on the business day next preceding the above mentioned date.

Section 4. Rent: (a) In consideration of said lease, the lessee agrees to pay the lessor as minimum rent for the premises:

     (i) the sum of $47,096.00 in equal monthly installments of $3,924.67 from June 1, 2000 (date of lease commencement) through May 31, 2001 (end of first year);
     (ii) the sum of $48,778.00 in equal monthly installments of $4,064.83 from June 1, 2001 (second year commencement date) through May 31, 2002 (end of second year);
     (iii) the sum of $50,460.00 in equal monthly installments of $4,205.00 from June 1, 2002 (third year commencement date) through May 31, 2003 (end of third year);
     (iv) an option to extend the lease for an additional three, (1) year terms is agreed to. Rental rates to be set rates with $.50/foot increase per year at the exercise of the option. Notice of intent to exercise this option must be given ninety (90) days prior to the end of the lease.

(b) Prorations including, but not limited to, taxes, insurance, utilities, janitorial services, maintenance, security systems, operating costs and other common services provided the Office Building will be prorated among the tenants. The lessee's prorated share is forty-one percent (41%) of the expenses for the entire office building. Tenant reserves the right to review the common area accounts and annual adjustments and to have some right to dispute the figures, without cost to the Tenant.

(c) Lessor acknowledges receipt from lessee of the sum of $3,924.67 by check, for rent to and including the month of June, 2000. If lessor is unable to give possession of the premises on the date of commencement of the term of this lease by reason of the holding over of any tenant or occupant, or because construction, repairs or improvements are not completed, rent shall abate for the period that possession by tenant is delayed. If such a delay shall continue for more than 10 days, then lessee may, within 5 days after the expiration of such 10 day period, give lessor a notice of election to terminate this lease. Unless possession of the premises shall be made available sooner to lessee, this lease shall terminate on the 10th day after the giving of such notice and lessor shall return to lessee the consideration paid. Lessor shall have no obligation to lessee for failure to give possession except as above provided.

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(d) The lessor and lessee agree that lessor will build-out to lessee's plans and will bill lessee for any and all additional costs. Build-out will include outside walls, carpeting and standard fluorescent overhead lighting. Inside walls and upgrades/changes shall be billed to lessee and shall be paid, in full, prior to commencement of construction. The lessee is responsible for the design and layout of the space subject to the lessor's approval which will not be unreasonably withheld. Lessor or its contractor, subcontractors or agents will complete the construction and tenant improvements for the lessee. Upon submittal of the design and layout by the lessee, the lessor will provide a proposed budget for the construction within 20 days. All construction and improvements shall be done in accordance with applicable building codes. Any costs or expenses which exceed this tenant finish allowance shall be paid by the lessee.

Section 5. Use, Occupancy and Signage: Lessee shall use and occupy the premises for general office purposes, including, but not limited to, the business of Medical Record Coding. Lessor represents that the premises may lawfully be used for this purpose. The lessor shall provide standard signage at the building, in the lobby and at the entrance to suites 102 & 203 of the building. No sign, placard, picture, advertisement, name, notice, door sign or window covering visible from the exterior of the building or corridor hall shall be inscribed, painted or affixed by the lessee on or about any part of the outside of the building or premises without the prior written consent of the lessor.

Section 6. Place for Payment of Rent and Late Charges: Lessee shall pay rent, and any additional rent as provided below, to lessor at lessor's above-stated address, or at such other place as lessor may designate in writing, without demand and without counterclaim, deduction, or setoff, without court order. Lessee acknowledges that the late payment to lessor of rent or other sums due under this lease will cause the lessor to incur costs not contemplated by this lease, the exact amount of which would be extremely difficult and impractical to ascertain. Therefore, in the event that the lessor should fail to pay any installment of rent or any sum due hereunder within five (5) business days from the date due, lessee shall pay to the lessor as additional rent a late charge equal to ten percent (10%) of or equal to $50.00 a month and interest of the amount in default at a rate of fifteen percent (15%) per annum form the date of default until paid.

Section 7. Care and Repair of Premises: Lessee shall commit no act of waste and shall take good care of the premises and the fixtures and appurtenances, and shall, in the use and occupancy of the premises, conform to all laws, orders, and regulations of the federal, state, and municipal governments or any of their departments. Lessor shall make all necessary repairs to the premises, except where the repair has been made necessary by misuse or neglect by lessee or lessee's agents, servants, visitors or licensees. All improvements made by lessee to the premises, which are so attached to the premises that they cannot be removed without material injury or damage to the premises, shall become the property of lessor upon installation.

Not later than the last day of the term lessee shall, at lessee's expense, remove all of lessee's personal property and those improvements made by lessee which have not become the property of lessor, including trade fixtures, cabinet work, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of the property and improvements; and surrender the premises in as good condition as they were at the beginning of the term, reasonable wear, and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by lessee or lessee's agents, servants, visitors or licensees, excepted. All property, furniture, fixtures, and personal property of any kind of lessee remaining on the premises after the last day of the term of this lease shall be conclusively deemed abandoned and shall become the property of the lessor.

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Section 8. Alterations, Additions or Improvements: Lessee shall not, without first obtaining the written consent of lessor, make any alterations, additions or improvements in, to or about the premises. All alterations, additions, erections or improvements on or in the Office Building shall at the option of the lessor, be and become a part of the Office Building and shall, at the option of the lessor, remain upon and be surrendered with the premises as a part thereof at the termination of this lease. Should the lessee fail to remove any furniture or fixtures or personal property of any kind, then same shall be considered a abandoned and become the property of the lessor.

Section 9. Prohibition Against Activities Increasing Fire Insurance Rates:
Lessee shall not do or suffer anything to be done on the premises which will cause an increase in the rate of fire insurance on the building.

Section 10. Accumulation of Waste or Refuse Matter: Lessor and Lessee shall not permit the accumulation of waste or refuse matter on the leased premises or anywhere in or near the building.

Section 11. Abandonment: Lessee shall not abandon the premises, without continuing to pay rent, when due.

Section 12. Assignment of Sublease: Lessee shall not, without first obtaining the written consent of the lessor which shall not be unreasonably withheld, assign, mortgage, pledge, or encumber this lease, in whole or in part, or sublet the premises or any part of such premises. This covenant shall be binding upon the legal representatives of lessee, and upon every person to whom lessee's interest under this lease passes by operation of law, but shall not apply to an assignment or subletting to the parent or subsidiary of a corporate lessee or to a transfer of the leasehold interest occasioned by a consolidation or merger involving lessee.

Section 13. Compliance with Rules and Regulations: Lessee shall observe and comply with the rules and regulations set forth below, which are made part of this agreement, and with any further reasonable rules and regulations as lessor may prescribe, on written notice to the lessee, for the safety, care, and cleanliness of the building and the comfort, quiet, and convenience of other occupants of the building.

Section 14. Common Areas: The common areas of the Office Building is that part of the building designated by the lessor from time to time for the common use of all tenants, including among other facilities, parking areas, sidewalks, landscaping, curbs, courtyards, hallways, lighting facilities, drinking fountains, public toilets, utility rooms and the like. Lessee and its employees, customers, sublessees, concessionaires and licensees shall have the non-exclusive right to use the common areas in common with the lessor and other tenants in the Office Building subject to reasonable usage rules and regulations governing the use as lessor may from time to time prescribe.

Section 15. Water and Sewer: Lessor agrees to furnish hot and cold water for lavatory purposes as a part of common area costs. If a further supply of water is required by lessee, lessee shall, at lessee's expense, install (and shall thereafter maintain at lessee's expense) a water meter to register lessee's consumption of water, and lessee shall pay as additional rent, when and as bills are rendered, for water consumed, at the cost to lessor, and for sewer rents and all other rents and charges based upon consumption of water. Lessor agrees to furnish sewer service to the building customary in the office building. Should lessee require any specialized, custom or otherwise required sewer services other than ordinary office building sewer service, lessee shall, at lessee's expense, install (and shall thereafter maintain at lessee's expense) any specialized custom or otherwise required sewer system, and lessee shall pay as additional rent, when and as bills are rendered, for specialized custom or otherwise required sewer, at the cost to lessor, and charges based upon use of sewer systems. Lessee further agrees that lessee is solely responsible for all bio-hazardous, otherwise hazardous and noxious materials, fumes, or emissions which are in no way released, emitted or discharged by the lessee into the sewer system or otherwise.

Section 16. Indemnity: Lessee agrees to defend, pay indemnify and save free and harmless the lessor from and against any and all claims, demand, fines, suits, actions proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorney fees and costs, resulting from or in connection with loss of life, bodily or personal injury or property damage, governmental assessment, demand, abatement or other governmental claim or demand, directly or indirectly, out of or from or on account of any occurrence in, upon, at or from the premises or occasioned wholly or in part through the use and occupancy of the premises or any improvements thereof or appurtenances thereto, or by any act or omission of lessee or any subtenant, concessionaire or licenses of lessee or its respective employees, agents, or contractors in, upon, or at the premises or its appurtenances or any common areas of the building, except nothing herein mentioned shall excuse or exculpate lessor or its employees, agents or contractors from their own negligence; and in any such case the indemnification and hold harmless provided herein shall not apply. Lessor shall indemnify lessee for damages incurred resulting from the actions of lessor, it's employees, agents, licensees and contractor including attorney fees and costs.

Section 17. Cleaning Services: If the leased premises are used exclusively as offices, lessor agrees to furnish cleaning services customary in the building.

Section 18. Electricity and Natural Gas: Lessee shall be responsible for their own monthly payments of electricity and natural gas. Lessor will cause to have installed meters to monitor the monthly output regarding electricity and natural gas. Lessee shall not use any electrical equipment which in lessor's reasonable opinion will overload the wiring installations or interfere with the reasonable use of such installations. Lessor will pro-rate lessee, on a monthly basis, per the percentage of common area for the usage of electricity for said common area.

Section 19. Damages to Building: If the building is damaged by fire or any other cause to such an extent that the cost of restoration, as reasonably estimated by lessor, will equal or exceed seventy five percent of the replacement value of the building (exclusive of foundations) just prior to the occurrence of the damage, then lessor may, no later than the 20th day following the damage, give lessee a notice of election to terminate this lease, or if the cost of restoration will equal or exceed seventy five percent of such replacement value and if the premises shall not be reasonably usable for the purposes for which they are leased under this agreement, then lessee may, no later than the 30th day following the damage, give lessor a notice of election to terminate this lease. In event of either such election this lease shall be deemed to terminate on the 5th day after the giving of such notice, and lessee shall surrender possession of the premises within a reasonable time thereafter, and the rent, and any additional rent, shall be apportioned as of the date of the leased premises became unusable, beyond this date shall be repaid to tenant.

In any case in which use of the premises is affected by any damage to the building, there shall be either an abatement or an equitable reduction in rent depending on the period for which and the extent to which the premises are not reasonably usable for the purpose for which they are leased under this agreement. The words "restoration" and "restore" as used in this section shall include repairs. If the damage results from the fault of the lessee, unrelated third party or lessee's agents, servants, visitors, or licensees, lessee shall not be entitled to any abatement or reduction of rent, except to the extent, if any, that lessor receives the proceeds of rent insurance in lieu of such rent.

Eminent Domain: If the cost of restoration as estimated by lessor shall amount to less than seventy five percent of the replacement value of the building, or if, despite the cost, lessor does not elect to terminate this lease, lessor shall restore the building and the premises with reasonable promptness, subject to delays beyond lessor's control and delays in the making of insurance adjustments between lessor and its insurance carrier, and lessee shall have no right to terminate this lease except as provided in this lease. Lessor need not restore fixtures and improvements owned by tenant. If lessee must vacate property during restoration, for any reason, lessee will not be charged rent during that period.

If the premises, any part of the premises, any estate in the premises, or any other part of the building materially affecting lessee's use of the premises, be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such a taking. The rent, and any additional rent, shall be apportioned as of the termination date and any rent paid for any period beyond that date shall be repaid to lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu of such payment, but lessee may file a claim for any taking of fixtures and improvements owned by lessee, and for moving expenses.

Section 20. Waivers of Subrogation: Notwithstanding the provisions of Section VII of this lease, in the event of loss or damage to the building, the premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party; and, to the extent possible without additional cost, each party shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of such insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party.

Section 21. Lessor's Remedies on Default: If lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions of this agreement, lessor may give lessee notice of default and if lessee does not cure any rent, or additional rent, default within ten (10) business days, or other default within ten (10) business days, after the giving of notice (or if any other default is of such a nature that it cannot be completely cured within such a period, if lessee does not commence curing within such ten (10) business days and thereafter proceed with reasonable diligence and in good faith to cure such a default), then lessor may terminate this lease on not less than ten (10) business days notice to lessee. On the date specified in the notice, the term of this lease shall terminate and lessee shall then quit and surrender the premises to lessor, but lessee shall remain liable as provided below.

Section 22. Deficiency: In any case where lessor has recovered possession of the premises by reason of lessee's default, lessor may, at lessor's option, occupy the premises or cause the premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the premises or any part of the premises as agent of lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this lease, at lessor's option, and receive the rent. Rent so received shall be applied first to the payment of such expenses as lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorneys' fees and costs, and then to the payment of damages in amounts equal to the rent under this agreement and to the cost and expenses of performance of the other covenants of lessee as provided in this lease.

Lessee agrees, in any such case, whether or not lessor has relet, to pay to lessor damages equal to the rent and other sums agreed to be paid by lessee, less the net proceeds of the reletting, if any, and the damages shall be payable by lessee on the several rent days specified above. In reletting the premises, lessor may grant rent concessions, and lessee shall be credited with such concessions, if reasonable in light of market conditions. No such reletting shall constitute a surrender and acceptance or be deemed evidence of a surrender and acceptance. If lessor elects, pursuant to this agreement, actually to occupy and use the premises or any part of the premises during any part of the balance of the term as originally fixed or since extended, there shall be allowed against lessee's obligation for rent or damages as defined in this lease, during the period of lessor's occupancy, the reasonable value of such occupancy, not to exceed, in any event, the rent reserved in this lease, and such occupancy shall not be construed as a relief of lessee's liability under this agreement.

Upon an uncured and property notice default, as defined above by the lessee, the lessor shall have the right to immediately re-enter the premises either by summary proceedings, by force or otherwise and disposses the lessee and all other occupants therefrom and remove and dispose of all property therein or, at the lessor's option, store the lessees in a public warehouse or elsewhere at the cost and for the account of the lessee, all without service of any notice of intention to re-enter with or without recourse to legal process (which lessee hereby expressly waives) and without lessor being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, provided lessor acts reasonably.

Section 23. Effect of Failure To Insist on Strict Compliance With Conditions:
The failure of either party to insist on strict performance of any covenant or condition of this agreement, or to exercise any option contained in this lease, shall not be construed as a waiver of such covenant, condition, or option in any other instance. This lease cannot be changed or terminated orally.

Section 24. Collection of Rent from Any Occupant: If the premises are sublet or occupied by anyone other than lessee and lessee is in default under this agreement, or if this lease is assigned by lessee, lessor may collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent. No such collection shall be deemed a waiver of the covenant in this lease against assignment and subletting, or the acceptance of such assignee, subtenant, or occupant as lessee, or a release of lessee from further performance of the covenants contained in this lease.

Section 25. Subordination of Lease: This lease shall be subject and subordinate to all underlying leases and to deeds to secure debt which may now or subsequently affect such leases or the real property of which the premises form a part, and also to all renewals, modifications, consolidations, and replacements of the underlying leases and the deeds to secure debt. Although no instrument or act on the part of lessee shall be necessary to effectuate such a subordination, lessee will, nevertheless, execute and deliver any further instruments confirming such a subordination of this lease as may be desired by the holders of the deeds to secure debt or by any of the lessors under the underlying leases. Lessee appoints lessor attorney in fact, irrevocably, to execute and deliver any such instrument for lessee. If any underlying lease to which this lease is subject terminates, lessee shall, on timely request, attorn to the owner of the reversion.

Section 26. Security Deposit: Lessee shall deposit with lessor upon beneficial occupancy of the premises the sum of $4,000.00 as security for the performance of lessee's obligations under this lease, including without limitation the surrender of possession of the premises to lessor as provided in this lease. If lessor applies any part of the deposit to cure any default of lessee, lessee shall upon demand deposit with lessor the amount so applied, so that lessor shall have the full deposit on hand at all times during the term of this lease. In the event that the security deposit has not been utilized by the lessor, the deposit, or so much thereof as has not been utilized shall be refunded to lessee upon full performance of this lease by the lessee within thirty (30) days after the termination of the lease.

Section 27. Lessor's Right To Cure Lessee's Breach: If lessee breaches any covenant or condition of this lease, lessor may, on reasonable notice to lessee (except that no notice need be given in case of emergency), cure such a breach at the expense of lessee and the reasonable amount of all expenses, including attorneys' fees, incurred by lessor in so doing (whether paid by lessor or not) shall be deemed additional rent payable on demand.

Section 28. Mechanics' Lien: Lessee shall within 20 days after notice from lessor discharge any mechanics' liens for materials or labor claimed to have been furnished to the premises on lessee's behalf. Lessee agrees to provide all necessary bonding or other security required to bond around any lien recorded against the property as a result of any act or omission on the part of lessee.

Section 29. Notices: Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered or certified mail in an addressed postpaid envelope; if to lessee, at the above described building; if to lessor, at lessor's address as set forth above; or, to either, at any other address as lessee or lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, upon delivery, and if mailed, upon the 7th day after the mailing of such notice.

Section 30. Lessor's Right to Inspection, Repair, and Maintenance: Lessor may enter the premises at any reasonable time, during regular business hours, upon adequate notice to lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacements, or additions in, to, on and about the premises or the building, as lessor deems necessary or desirable. Lessee shall have no claim or cause of action against lessor by reason of such entry except as provided in this Section.

Section 31. Interruption of Services or Use: Interruption or curtailment of any service maintained in the building, if caused by strikes, mechanical difficulties, or any causes beyond lessor's control whether similar or dissimilar to those enumerated, shall not entitle lessee to any claim against lessor or to any abatement in rent, and shall not constitute constructive or partial eviction, unless lessor fails to take such measures as may be reasonable in the circumstances to restore the service without undue delay. If the premises are rendered untenantable in whole or in part, for a period of 15 business days, by the making of repairs, replacements, or additions, other than those made with lessee's consent or caused by misuse or neglect by lessee or lessee's agents, servants, visitors, or licensees, there shall be a proportionate abatement of rent during the period of such untenantability.

Section 32. Lease Renewal and Lessor's Right To Show Premises: Lessee shall notify the lessor in writing six (6) months prior to the termination of this lease as to whether lessee wishes to renegotiate and extend the lease for an additional period of time. Upon such notice the parties will enter into negotiations for a new lease term and conditions. Lessor may show the premises to prospective purchasers and mortgagees and, during the six (6) months or upon notice of intent to vacate prior to termination of this lease, to prospective tenants, during business hours upon reasonable notice to lessee.

Section 33. Effect of Other Representations: No representations or promises shall be binding on the parties to this agreement except those representations and promises contained in this lease, or in some future writing signed by the party making such representations or promises.

Section 34. Peaceful Enjoyment: Lessor covenants that if, and so long as, lessee pays the rent, and any additional rent as provided in this lease, and performs the covenants of this lease, lessee shall peaceably and quietly have, hold, and enjoy the premises for the term mentioned in this lease, subject to the provisions of this lease.

Section 35. Lessee's Certification as to Force and Effect of Lease: Lessee shall, from time to time, upon not less than five (5) days prior written request by lessor, execute, acknowledge, and deliver to lessor a written statement certifying that the lease is unmodified and in full force and effect, or that the lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and other charges have been paid; and, whether or not to the best of lessee's knowledge lessor is in default under this lease and, if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this section may be relied upon by a prospective purchaser of lessor's interest or mortgagee of lessor's interest or assignee of any mortgage upon lessor's interest in the building.

Section 36. Section Headings: The section headings in this lease are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this lease or any of its provisions.

Section 37. Binding Effect on Successors and Assigns: The provisions of this lease shall apply to, bind, and inure to the benefit of lessor and lessee, and their respective heirs, successors, legal representatives, and assigns. It is understood that the term "lessor" as used in this lease means only the owner, a mortgagee in possession, or a term lessee of the building, so that in the event of any sale of the building or of any lease of the building, or if a mortgagee shall take possession of the premises, the lessor shall be entirely freed and relieved of all covenants and obligations of lessor subsequently accruing under this agreement. It shall be deemed without further agreement that the purchaser, the term lessee of the building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of the lessor under this agreement.


Dated    March 15, 2000


Gary Bader                                       MedGrup Corporation



By: /s/ Gary Bader                               By: /s/ Terry J. Holmes
    -----------------------------                    ---------------------------
      Gary Bader, Proprietor                            Terry J. Holmes
                                                        President





                                                 By: /s/ James S. Wantman
                                                     ---------------------------
                                                       James S. Wantman
                                                       Controller